SECURITIES AND EXCHANGE COMMISSION


                              WASHINGTON, DC 20549


                                    FORM 8-K

                                 CURRENT REPORT


                Pursuant to Section 13 or 15(d) of the Securities
                              Exchange Act of 1934



                                January 28, 2004
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                (Date of Report, date of earliest event reported)



                           TITANIUM METALS CORPORATION
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             (Exact name of Registrant as specified in its charter)



                           Delaware 0-28538 13-5630895
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             (State or other           (Commission             (IRS Employer
              jurisdiction of           File Number)            Identification
              incorporation)                                    Number)



        1999 Broadway, Suite 4300, Denver, CO                      80202
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        (Address of principal executive offices)                (Zip Code)


                                 (303) 296-5600
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              (Registrant's telephone number, including area code)


                                 Not Applicable
 ------------------------------------------------------------------------------
             (Former name or address, if changed since last report)

Item 7(c): Exhibits

           Exhibit 99.1 Press Release issued on January 28, 2004 by Registrant setting forth Registrant's fourth quarter and full year 2003 financial results.

Item 12:   Results of Operations and Financial Condition

     On January 28, 2004, the Registrant issued a press release announcing its financial results for the fourth quarter and full year 2003. A copy of the press release is furnished as Exhibit 99.1 to this report and is incorporated herein by reference.

     The information in this Form 8-K and the Exhibit attached hereto shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934 (the "Exchange Act"), nor incorporated by reference into any filing under the Exchange Act or the Securities Act of 1933, except as shall be expressly identified in such filing.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                           TITANIUM METALS CORPORATION
                           (Registrant)




                           By: /s/ Joan H. Prusse
                               ----------------------------------------
                                 Joan H. Prusse
                                 Vice President, General Counsel & Secretary


Date: January 24, 2004

                                                                    Exhibit 99.1
                                  PRESS RELEASE

FOR IMMEDIATE RELEASE:                              CONTACT:

Titanium Metals Corporation                         Bruce P. Inglis
1999 Broadway, Suite 4300                           Vice President - Finance and
Denver, Colorado 80202                               Corporate Controller
                                                    (303) 291-2996


                         TIMET REPORTS OPERATING PROFIT
                    FOR THE FOURTH QUARTER AND FULL YEAR 2003

     DENVER, COLORADO . . . January 28, 2004 . . . Titanium Metals Corporation ("TIMET" or the "Company") (NYSE: TIE) reported operating income of $14.3 million for the fourth quarter of 2003, compared to an operating loss of $4.8 million for the fourth quarter of 2002. The Company reported net income for the fourth quarter of 2003 of $9.9 million, or $3.11 per share, compared to a net loss of $9.6 million, or $3.05 per share, for the year-ago period. For the full year 2003, the Company reported operating income of $5.4 million and a net loss before change in accounting principle of $12.9 million, or $4.06 per share, compared to an operating loss of $20.8 million and a net loss before change in accounting principle of $67.2 million, or $21.27 per share, for the full year 2002.

     The Company's net sales were $100.6 million during the fourth quarter of 2003 compared to net sales of $85.0 million during the year-ago period. The increase in net sales was primarily due to a 16% increase in mill product sales volume and a 143% increase in melted product sales volume. These volume increases were partially offset by a 7% decrease in mill product average selling prices (which was mitigated by the weakening of the U.S. dollar compared to the British pound sterling and the euro) and changes in product mix.

     Net sales were $385.3 million for the full year 2003 compared to net sales of $366.5 million during 2002. The increase in net sales was primarily due to a 97% increase in melted product sales volume, changes in product mix and the weakening of the U.S. dollar compared to the British pound sterling and the euro. These factors were partially offset by a 16% decrease in melted product average selling prices and the previously reported $6.8 million one-time reduction in sales related to the termination of a purchase and sale agreement between the Company and Wyman-Gordon Company.

     The Company's backlog at the end of December 2003 of $180 million increased from $160 million at the end of September 2003 and $165 million at the end of December 2002.

     The Company was in a net cash position at December 31, 2003 of $37.3 million, consisting of $35.0 million of cash and cash equivalents, $2.3 million of restricted cash equivalents and no bank debt. The Company's aggregate unused borrowing availability under its U.S. and European credit agreements approximated $142 million at December 31, 2003.

         All share and per share disclosures presented in this release have been adjusted to give effect to the Company's previously reported one-for-ten reverse stock split effective after the close of trading on February 14, 2003.

     As a result of lower costs and decreasing book inventories, the Company's fourth quarter and full year 2003 operating income was positively impacted by a $6.9 million and an $11.4 million, respectively, reduction in cost of sales related to a decrease in the Company's LIFO inventory reserve at December 31, 2003. This compares to a negative impact on fourth quarter and full year 2002 operating loss from a $2.3 million and a $9.3 million, respectively, increase in cost of sales related to an increase in the Company's LIFO inventory reserve at December 31, 2002. The Company's 2002 results were also adversely impacted by a $27.5 million impairment charge to other non-operating expense related to the Company's investment in Special Metals Corporation and a $44.3 million cumulative effect of change in accounting principle related to the Company's impairment of its goodwill.

     J. Landis Martin, Chairman and CEO, said, "The Company's year-on-year improvement in operating income reflects the achievements of our vigorous cost reduction efforts, reductions in inventory, improved plant operating rates, favorable raw material mix and significant growth in melted products sales volume. Our fourth quarter 2003 sales improved 18% from the fourth quarter of 2002, and excluding the one-time $6.8 million charge, our full year 2003 sales improved 7% from 2002, reflecting what we believe could be the beginning of improved demand for various titanium products. During 2003, TIMET generated strong positive cash flow from operations and ended the year with almost $29 million more in cash than at the beginning of the year."

     Mr. Martin continued, "We will continue our focus on reducing costs throughout the Company in order to improve our margins, as raw material costs are expected to rise and certain price pressures are expected to continue into 2004. We also anticipate solid growth in our sales to various industrial and emerging markets during 2004. Our current outlook for the full year 2004 is for sales revenue to range between $400 million and $420 million. At this level, we expect full year operating income of $12 million to $22 million and our bottom line to range between a net loss of $5 million and net income of $5 million. Including the $27.9 million cash advance we received from Boeing in January 2004, we currently expect to generate positive cash flow from operations of $25 million to $35 million during 2004."

     As previously announced, TIMET will host a conference call to discuss its fourth quarter results on January 28, 2004 at 10:30 a.m. (EST). The conference call will be hosted by J. Landis Martin, Chairman and Chief Executive Officer. Participants may access the call by dialing (800) 946-0720 (domestic) or (719) 457-2646 (international). A replay of the call will be available through February 2, 2004 by dialing (888) 203-1112 (domestic) or (719) 457-0820
(international) with access code 621771.

     In an effort to provide investors with information in addition to the Company's results as determined by accounting principles generally accepted in the United States of America ("GAAP"), the Company discloses net cash (cash, cash equivalents and restricted cash equivalents less indebtedness, excluding capital lease obligations, BUCS and accrued BUCS dividends), a non-GAAP financial disclosure, to aid in analyzing the Company's liquidity position.

     The statements in this release relating to matters that are not historical facts are forward-looking statements that represent management's beliefs and assumptions based on currently available information. Forward-looking statements can be identified by the use of words such as "believes," "intends," "may," "will," "looks," "should," "could," "anticipates," "expects" or comparable terminology or by discussions of strategies or trends. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it cannot give any assurances that these expectations will prove to be correct. Such statements by their nature involve substantial risks and uncertainties that could significantly affect expected results. Actual future results could differ materially from those described in such forward-looking statements, and the Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Among the factors that could cause actual results to differ materially are risks and uncertainties including, but not limited to, the cyclicality of the commercial aerospace industry, the performance of aerospace manufacturers and the Company under their long-term agreements, the difficulty in forecasting demand for titanium products, global economic and political conditions, global productive capacity for titanium, changes in product pricing and costs, the impact of long-term contracts with vendors on the ability of the Company to reduce or increase supply or achieve lower costs, the possibility of labor disruptions, fluctuations in currency exchange rates, control by certain stockholders and possible conflicts of interest, uncertainties associated with new product development, the supply of raw materials and services, changes in raw material and other operating costs (including energy costs), possible disruption of business or increases in the cost of doing business resulting from terrorist activities or global conflicts, the Company's ability to achieve reductions in its cost structure and other risks and uncertainties. Should one or more of these risks materialize (or the consequences of such a development worsen), or should the underlying assumptions prove incorrect, actual results could differ materially from those forecasted or expected. The financial information contained in this release is subject to future correction and revision and should be read in conjunction with the consolidated financial statements and notes thereto included in the Company's most recent reports on Form 10-K and Form 10-Q, as each may be amended from time to time, filed with the Securities and Exchange Commission. The Company's 2003 results are subject to completion of an audit and the filing of its Annual Report on Form 10-K.

     TIMET, headquartered in Denver, Colorado, is a leading worldwide producer of titanium metal products. Information on TIMET is available on the internet at http://www.timet.com.
                                   o o o o o

                           TITANIUM METALS CORPORATION

                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
            (In millions, except per share and product shipment data)
                                   (Unaudited)



                                                                           Three Months Ended                 Year Ended
                                                                              December 31,                   December 31,
                                                                       ---------------------------    ----------------------------
                                                                          2003           2002            2003            2002
                                                                       ------------   ------------    ------------    ------------

Net sales                                                              $    100.6     $     85.0      $    385.3      $    366.5
Cost of sales                                                                88.9           89.7           368.3           369.6
                                                                       ------------   ------------    ------------    ------------

    Gross margin                                                             11.7           (4.7)           17.0            (3.1)

Selling, general, administrative and development expense                      8.4           10.5            36.4            43.0
Other income (expense), net                                                  11.0           10.4            24.8            25.3
                                                                       ------------   ------------    ------------    ------------

    Operating income (loss)                                                  14.3           (4.8)            5.4           (20.8)

Interest expense                                                              0.5            1.0             2.0             3.4
Other non-operating income (expense), net                                     0.2           (1.1)           (0.7)          (30.3)
                                                                       ------------   ------------    ------------    ------------

    Pretax income (loss)                                                     14.0           (6.9)            2.7           (54.5)

Income tax expense (benefit)                                                  0.4           (0.6)            1.2            (2.0)
Minority interest - BUCS                                                      3.6            3.3            14.0            13.4
Other minority interest, net of tax                                           0.1            -               0.4             1.3
                                                                       ------------   ------------    ------------    ------------

Income (loss) before cumulative effect of change in
  accounting principles                                                       9.9           (9.6)          (12.9)          (67.2)

Cumulative effect of change in accounting principles                          -              -              (0.2)          (44.3)
                                                                       ------------   ------------    ------------    ------------

    Net income (loss)                                                  $      9.9     $     (9.6)     $    (13.1)     $   (111.5)
                                                                       ============   ============    ============    ============

Basic and diluted income (loss) per share:
    Before cumulative effect of change in accounting principles        $     3.11     $    (3.05)     $    (4.06)     $   (21.27)
    Cumulative effect of change in accounting principles                      -             -              (0.06)         (14.02)
                                                                       ------------   ------------    ------------    ------------
                                                                       $     3.11     $    (3.05)     $    (4.12)     $   (35.29)
                                                                       ============   ============    ============    ============

Basic and diluted weighted average shares outstanding                         3.2            3.2             3.2             3.2

Mill product shipments:
    Volume (metric tons)                                                    2,365          2,035           8,875           8,860
    Average price ($ per kilogram)                                     $    30.05     $    32.20      $    31.50      $    31.40

Melted product shipments:
    Volume (metric tons)                                                    1,225            505           4,725           2,400
    Average price ($ per kilogram)                                     $    13.05     $    13.60      $    12.15      $    14.50

